UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2007

MMC ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51968	98-0493819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Broadway, Suite 907 New York, NY	10004
(Address of Principal Executive Offices)	(Zip Code)

(212) 977-0900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

MMC Energy, Inc. (the “Company”) announced that, effective as of December 9, 2007 (the “Effective Date”), its Board of Directors appointed Michael J. Hamilton as Chief Executive Officer of the Company. Also of the Effective Date, the Compensation Committee of the Board of Directors recommended, and the Board of Directors approved, a monthly salary of $35,000 to be paid to Mr. Hamilton in connection with his duties as Chief Executive Officer.

Mr. Hamilton has been a director since August 2006 and has served as the Chairman of the Board of Directors since October 17, 2007. Up to the time of his appointment as CEO of the Company, Mr. Hamilton was a Senior Managing Director at FTI Consulting. Mr. Hamilton joined FTI Consulting in 2003, where his focus was on business turnaround and restructuring services, specializing in the energy industry. Mr. Hamilton’s industry experience includes advising on energy policy, bankruptcy, restructuring, contract negotiation, work-out strategies, financial model development, merger analysis, maximizing unsecured claims, settlement negotiation, stranded investment strategy, risk management, and ISO and power exchange. From 1988 to 2003, Mr. Hamilton was a partner at PricewaterhouseCoopers LLP, where he was responsible for the firm’s domestic utility audit practice.

“We are pleased to have Mike Hamilton join MMC on a full time basis,” said George Rountree, III, the Company’s Lead Independent Director. “Mike brings substantial experience in the power generation space, including restructuring distressed assets, and we look forward to his leadership in sourcing and executing acquisitions consistent with the Company’s strategy.”

With Mr. Hamilton’s appointment, Karl W. Miller the Company Founder will no longer serve as Chief Executive Officer as of the Effective Date. Mr. Miller currently remains an employee of the Company and a member of the Company’s Board of Directors.

ITEM 8.01 OTHER EVENTS

The Company also announced it has received majority approval from the City of Escondido’s Planning Commission for a conditional use permit for its planned 46.5 MW Escondido Energy Efficiency Upgrade project. The permit remains contingent on a zoning amendment to be approved by the City Council, and the project also has pending an application for a permit to construct with the San Diego Air Pollution Control District.

MMC previously announced on October 1, 2007 that the California Energy Commission has accepted MMC Energy's Application for Certification for the Chula Vista Energy Upgrade Project, a 100 MW natural gas-fired power plant in Chula Vista, San Diego County, California. Acceptance of the application also formally begins the California power plant site certification process.  Under this process, it is expected that the project would be granted a license to construct approximately one year from the date of the application's acceptance.

Once each facility is permitted, the Company expects to finalize the long term revenue, construction contract, and project debt financing agreements for the upgrade.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1. Press release dated December 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 13, 2007	MMC ENERGY, INC.

	By:	/s/ Denis Gagnon
Name: Denis Gagnon
Title: Chief Financial Officer